Exhibit 99.1

Restoration Hardware, Inc. Revises Sales and Earnings Forecast for Fourth Quarter

Expects November-December Comparable Store Sales To Finish Up 1-2%

CORTE MADERA, Calif.—December 31, 2002—Restoration Hardware, Inc. (NASDAQ: RSTO) today announced that it expects comparable store sales for the nine week November-December holiday shopping period to finish up approximately 1% to 2%, compared to previous expectations of mid to high single digit comparable store sales growth for the period.

On the basis of sales results in the quarter to date and current trends, the Company now forecasts comparable store sales for the fourth quarter to increase approximately 2% to 4%, versus previous expectations of high single to low double digit growth. Earnings for the quarter are now expected to be in the range of approximately $0.25 to $0.30 per share, versus last year’s loss of $1.53 per share for the same period.

While these anticipated results are less than the previous forecast, they do represent the accomplishment of record quarterly sales and earnings for the Company, and clearly indicate the continued progress of the Company’s repositioning strategy.

As of November 2, 2002 the Company operated 105 retail stores in 31 states, the District of Columbia and Canada.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements concerning or relating to implications of the Company’s sales and financial results for the fourth quarter ending February 1, 2003, statements regarding the Company’s expected return to profitability, statements regarding expectations for the Company’s holiday selling season, statements regarding expectations for future comparable store sales growth, statements regarding the Company’s earnings per share guidance and other statements containing words such as “believes,” “anticipates, ” “estimates,” “expects,” “may,” “intends” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, further customer acceptance of the Company’s private label credit card, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations and governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the third quarter of fiscal 2002 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Liquidity and Capital Resources” and “Factors that May Affect our Future Operating Results.” Guidance offered by the Company represents a point-in-time estimate made by management of the Company. The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.
Kevin W. Shahan
Vice President and Chief Financial Officer
(415) 924-1005
(415) 945-4679 Fax